Exhibit 10.4

WAIVER

By my signature below, I hereby waive any rights I may have under my Employment Agreement dated December 3, 2003 to provide notice of a Non-CIC Good Reason termination (as defined in such Employment Agreement) in the event that I am asked by the Board of Directors of Embarq Corporation (the “Company”), upon the hiring of a Chief Executive Officer of the Company, to resign from the position of Interim Chief Executive Officer and return to the position of General Counsel - Law and External Affairs or to assume a senior executive position of greater authority than that of General Counsel - Law and External Affairs, in either case, at no less than the same base salary, short-term and long-term incentive opportunities and benefits which were payable to me as of December 16, 2007, and at least the same level of authority and responsibilities as I have in my current position of General Counsel - Law and External Affairs as of December 16, 2007.

/s/ Thomas A. Gerke
Thomas A. Gerke

Dated: December 16, 2007